Exhibit 99

Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299
================================================================================
                                  NEWS RELEASE
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Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                          (212) 838-3777
investorrelations@vasomedical.com       Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100


        Vasomedical Reports Second Quarter Fiscal 2006 Financial Results

             Conference call to be held January 18 at 9:00 a.m. ET

WESTBURY, N.Y. (January 17, 2006) -- Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and six months ended November 30, 2005.

Total revenues were $2.7 million in the second quarter of fiscal 2006, compared with total revenues of $3.5 million in the second quarter of fiscal 2005. Equipment rentals and services were $946,000 in the three months ended November 30, 2005, up slightly from $939,000 in the same period last year. Average selling prices improved approximately 10% during the quarter, however equipment shipments declined significantly. The Company recorded a loss from operations of $1.5 million during the three months ended November 30, 2005, a slight improvement from the operating loss of $1.6 million in the same period in fiscal 2005. Net loss attributable to common shareholders in the second quarter was $8.7 million, or $0.15 per share, compared with a net loss of $1.6 million, or $0.03 per share in the year-ago quarter. During the fiscal 2006-second quarter, Vasomedical recorded a provision for income taxes of $7.1 million to increase the valuation allowance for the deferred tax asset.

Tom Glover, president and chief executive officer of Vasomedical, commented, "These have been difficult times for Vasomedical, management has allocated a significant amount of time and resources leading up to and immediately following the Center for Medicare and Medicaid Services draft decision for extended reimbursement coverage related to congestive heart failure. We have been working diligently to try to obtain a more positive decision. In the meantime, we are restructuring our costs to be better aligned with potential near-term sales, and continuing to explore traditional and new opportunities for EECP(R) therapy as well as additional geographic areas. The restructuring will reduce manufacturing and operating cost by approximately $3 million per year compared with current levels."

For the first six months of fiscal 2006, total revenues were $6.2 million, compared with $8.3 million for the first six months of fiscal 2005. The net loss attributable to common shareholders for the six months ended November 30, 2005, was $10.4 million, or $0.18 per share, compared with a net loss of $2.5 million, or $0.04 per share, for the six months ended November 30, 2004.

Cash, cash equivalents and certificates of deposit at November 30, 2005, were $2.9 million, compared with $2.7 million at May 31, 2005.

Conference Call

The Company will host a conference call to discuss these financial results January 18 beginning at 9:00 a.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or (706) 634-7417 from outside the U.S. A telephone replay will be available until 11:59 p.m. Eastern Time January 21, 2006 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering passcode 4226633.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. The webcast will be archived for 30 days.

About EECP(R) Therapy -- External Counterpulsation

EECP external counterpulsation therapy is typically given in 35 one-hour sessions over seven weeks. Patients recline on a contoured treatment table and their calves, lower thighs and upper thighs are wrapped in a pneumatic cuff set. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting and deflates the cuffs just before the next heartbeat. The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle and other organs and decreases the heart's workload, creating a greater oxygen supply for the heart muscle while lowering its need for oxygen.

About Vasomedical

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's unique proprietary technology. EECP therapy is a noninvasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of stable or unstable angina, congestive heart failure, acute myocardial infarction and cardiogenic shock. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and equipment maintenance program designed to provide optimal patient outcomes. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this report, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies including the continued inability to obtain Medicare reimbursement for congestive heart failure patients; unexpected manufacturing or supplier problems; the ability to attract and retain qualified executives and employees; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                  November 30,          May 31,
                                                                                      2005               2005
                                                                                 ----------------    --------------
                                  ASSETS                                           (unaudited)         (audited)
CURRENT ASSETS
     Cash and cash equivalents                                                      $2,655                $990
     Certificates of deposit                                                           294               1,758
     Accounts receivable, net of an allowance for doubtful accounts of
       $459 at November 30, 2005, and $395 at May 31, 2005                           2,068               1,892
     Inventories, net                                                                2,949               3,360
     Other current assets                                                              371                 224
                                                                                 ----------------    --------------
         Total current assets                                                        8,337               8,224

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,548 at
   November 30, 2005, and $2,627 at May 31, 2005                                     1,893               2,234
DEFERRED INCOME TAXES                                                                   --              14,582
OTHER ASSETS                                                                           316                 321
                                                                                 ----------------    --------------
                                                                                   $10,546             $25,361
                                                                                 ================    ==============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $1,703              $1,569
     Current maturities of long-term debt and notes payable                            258                 148
     Sales tax payable                                                                 218                 217
     Deferred revenue                                                                1,719               1,667
     Accrued warranty and customer support expenses                                     62                 111
     Accrued professional fees                                                         330                 401
     Accrued commissions                                                               190                 178
                                                                                 ----------------    --------------
         Total current liabilities                                                   4,480               4,291

LONG-TERM DEBT                                                                         889                 948
ACCRUED WARRANTY COSTS                                                                   3                   8
DEFERRED REVENUE                                                                       842                 884
OTHER LIABILITIES                                                                       --                  67

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; 21 and 0 at
       November 30, 2005, and May 31, 2005, respectively, issued and                    --                  --
       outstanding; aggregate liquidation preference of $2,067 and $0 at
       November 30, 2005 and May 31, 2005, respectively.
     Common stock, $.001 par value; 110,000 shares authorized; 59,965 and
       58,553 shares at November 30, 2005, and May 31, 2005, respectively,
       issued and outstanding                                                           60                  58
     Additional paid-in capital                                                     46,144              51,451
     Accumulated deficit                                                           (41,872)            (32,346)
                                                                                 ----------------    --------------
         Total stockholders' equity                                                  4,332              19,163
                                                                                 ----------------    --------------
                                                                                   $10,546             $25,361
                                                                                 ================    ==============

                       Vasomedical, Inc. and Subsidiaries

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                       Six Months Ended                 Three Months Ended
                                                          November 30,                      November 30,
                                                  ---------------------------        ---------------------------
                                                     2005            2004               2005             2004
                                                  -----------     -----------        -----------     -----------
Revenues
   Equipment sales                                    4,192          $6,497             $1,734          $2,523
   Equipment rentals and services                     2,025           1,786                946             939
                                                  -----------     -----------        -----------     -----------
     Total revenues                                   6,217           8,283              2,680           3,462

Cost of Sales and Services
   Cost of sales, equipment                           1,857           2,203                825             877
   Cost of equipment rentals and services               664             633                273             297
                                                  -----------     -----------        -----------     -----------
     Total cost of sales and services                 2,521           2,836              1,098           1,174

                                                  -----------     -----------        -----------     -----------
   Gross profit                                       3,696           5,447              1,582           2,288

Operating Expenses
   Selling, general and administrative                4,918           6,141              2,508           3,088
   Research and development                           1,116           1,657                604             786
   Provision for doubtful accounts                       71             133                 --              --
                                                  -----------     -----------        -----------     -----------
     Total operating expenses                         6,105           7,931              3,112           3,874

                                                  -----------     -----------        -----------     -----------
   LOSS FROM OPERATIONS                              (2,409)         (2,484)            (1,530)         (1,586)

Other Income (Expense)
   Interest and financing costs                         (45)            (59)               (21)            (29)
   Interest and other income, net                        41              31                 21              17
                                                  -----------     -----------        -----------     -----------
      Total other income (expense)                       (4)            (28)                --             (12)

                                                  -----------     -----------        -----------     -----------
LOSS BEFORE INCOME TAXES                             (2,413)         (2,512)            (1,530)         (1,598)
   Income tax expense, net                           (7,112)            (22)            (7,103)            (12)
                                                  -----------     -----------        -----------     -----------
NET LOSS                                             (9,525)         (2,534)            (8,633)         (1,610)
   Preferred stock dividend                            (855)             --                (49)             --
                                                  -----------     -----------        -----------     -----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
                                                    $(10,380)        $(2,534)           $(8,682)       $(1,610)
                                                  ===========     ===========        ===========     ===========


Net loss per common share
     - basic                                          $(0.18)         $(0.04)            $(0.15)         $(0.03)
                                                  ===========     ===========        ===========     ===========
     - diluted                                        $(0.18)         $(0.04)            $(0.15)         $(0.03)
                                                  ===========     ===========        ===========     ===========

Weighted average common shares outstanding
     - basic                                          59,031          58,542             59,421          58,553
                                                  ===========     ===========        ===========     ===========
     - diluted                                        59,031          58,542             59,421          58,553
                                                  ===========     ===========        ===========     ===========



REVENUES BY GEOGRAPHIC REGION
   United States business                            $5,822          $7,780             $2,620          $3,306
   Non-domestic business                                395             503                 90             156
                                                  -----------     -----------        -----------     -----------
                                                     $6,217          $8,283             $2,680          $3,462
                                                  ===========     ===========        ===========     ===========

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